News Release

Firsthand Technology Value Fund Completes Purchase of IntraOp
Medical Corporation

San Jose, CA, October 7, 2013 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (“Firsthand” or the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, announced today that it has completed its purchase of a majority interest in IntraOp Medical Corporation (“IntraOp”).

IntraOp has developed a revolutionary medical device called the Mobetron, which delivers Intra-Operative Electron Radiation Therapy (IOERT) for the treatment of certain types of cancers. “We are excited to provide growth capital to such a dynamic company,” stated Kevin Landis, Firsthand’s CEO. “IntraOp’s Mobetron is a technology that truly makes a difference in people’s lives.”

As its name suggests, IOERT involves the delivery of electron radiation directly to the site of a tumor’s removal during surgery. IOERT has several benefits over conventional post-operative x-ray radiation therapy, including (1) a dramatically shorter treatment cycle, (2) a lower overall dose of radiation, (3) fewer side effects, (4) lower recurrence rates, and (5) less damage to surrounding tissues. Furthermore, it is the only machine of its kind that can be used in the operating room itself, eliminating the need to transport the patient during surgery to a neighboring shielded “bunker” to administer the IOERT.

The Mobetron is currently in use at the Cleveland Clinic, the Mayo Clinic, Stanford University Medical Center, the University of California at San Francisco, University Hospitals Case Medical Center, and dozens of other locations in the U.S. and worldwide. IntraOp received U.S. Food and Drug Administration (FDA) approval for the Mobetron in 1998. Earlier this year, Medicare approved reimbursement for IOERT, which the company believes will assist in accelerating the use of the Mobetron nationwide.

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The purchase, funded with a combination of cash and stock, was effectively a take-private transaction, as IntraOp was formerly a publicly-traded company. The deal was facilitated by a Section 363 bankruptcy process, whereby the Fund led a group of investors in restructuring IntraOp’s debt obligations and providing additional cash to fund the company’s continuing operations. “The issuance of SVVC stock was critical to the transaction,” said Firsthand CEO Kevin Landis. “It enabled us to ensure that legacy stakeholders remained invested in the success of IntraOp, while at the same time giving these stakeholders the liquidity they were looking for.”

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

About IntraOp
IntraOp Medical Corporation provides innovative technology solutions for the treatment and eradication of cancer. Founded in 1993, IntraOp is committed to providing the tools doctors need to administer IOERT safely and effectively for all cancer patients. The Mobetron is the first IOERT device designed for use in existing operating rooms and has been used to treat over 20 different cancer indications. Mobetron benefits include: increased survival rates, better local tumor control, shorter treatment cycles, and happier patients with fewer side effects. Leading hospitals and clinics throughout the world use the Mobetron as a vital part of their comprehensive cancer program. For more information email info@intraopmedical.com or call 408-636-1020 x128.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com